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                                                                    EXHIBIT 99.1



                          PROXY AND NOTICE OF ELECTION
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                            EMBASSY ACQUISITION CORP.
                         1428 BRICKELL AVENUE, SUITE 105
                              MIAMI, FLORIDA 33131


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           THIS PROXY AND NOTICE OF ELECTION IS SOLICITED ON BEHALF OF
                               THE BOARD DIRECTORS


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         The undersigned hereby appoints Ronald M. Stein as proxy of the undersigned (the "Proxy"), with power to appoint his substitute, and authorizes him to represent and to vote, as specified below, all of the shares of the undersigned held of record by the undersigned on March 24, 1998, at the Special Meeting of Shareholders of Embassy Acquisition Corp. (the "Company") on April 16, 1998, and at all adjournments thereof (the "Special Meeting"), on the matters set forth below AND TO VOTE IN HIS DISCRETION FOR THE TRANSACTION OF SUCH OTHER BUSINESS AS MAY COME BEFORE THE SPECIAL MEETING.

         1. THE MERGER. To consider and vote upon the following interrelated matters (collectively, the "Merger") as a single proposal:

                  (i) to approve and adopt a certain Agreement and Plan of Merger and Reorganization, dated as of October 30, 1997, by and between the Company and Orthodontix, Inc. a Florida corporation ("Orthodontix"), providing for, among other things, the merger of Orthodontix Acquisition Corp., a Florida corporation and wholly owned subsidiary corporation of the Company, with and into Orthodontix; and

                  (ii) to approve an amendment to the Articles of Incorporation of the Company to change the name of the Company to "Orthodontix, Inc."

                  [ ] FOR            [ ] AGAINST      [ ] ABSTAIN

         IF THE UNDERSIGNED VOTES "AGAINST" PROPOSAL 1, AND ELECTS TO REDEEM HIS SHARES, PLEASE COMPLETE THE FOLLOWING:

         THE UNDERSIGNED HEREBY ELECTS TO HAVE HIS SHARES REDEEMED

                     [ ] YES                    [ ] NO


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         2. AUTHORIZATION TO ISSUE PREFERRED STOCK. To consider and vote upon a proposal to amend and restate Articles of Incorporation of the Company to provide for an authorized class of Preferred Stock consisting of 100,000,000 shares, par value $.0001 per share, with rights, preferences and designations of such shares to be determined by the Board of Directors of the Company.

                  [ ] FOR            [ ] AGAINST      [ ] ABSTAIN

         3. 1997 STOCK OPTION PLAN. To consider and vote upon a proposal to approve the 1997 Embassy Acquisition Corp. Stock Option Plan.

                  [ ] FOR            [ ] AGAINST      [ ] ABSTAIN

         4. OTHER BUSINESS. In his discretion, the Proxy is authorized to vote on such other business as may properly come before the Special Meeting or any adjournment or postponement thereof.

                  [ ] FOR            [ ] AGAINST      [ ] ABSTAIN

         THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS SPECIFIED ABOVE. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE PROPOSALS 1, 2 AND 3. A VOTE TO ABSTAIN WILL NOT BE COUNTED TOWARDS THE REQUISITE AFFIRMATIVE VOTE TO APPROVE PROPOSALS 1, 2 AND 3.

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                                              Signature


         Your signature should appear exactly as your name appears in the space at left. For joint accounts, both should sign. When signing in a fiduciary or representative capacity, please give your full title as such. If a corporation or partnership, sign in full corporate or partnership name by authorized officer or partner.

PLEASE SIGN, DATE AND RETURN                                       , 1998
THIS PROXY IN THE ENCLOSED                  -----------------------
POSTAGE PAID ENVELOPE